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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 14, 2005

C-CHIP TECHNOLOGIES CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-33199	88-0467848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
 (Address of principal executive offices and Zip Code)

(514) 337-2447
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14th 2005, C-Chip Technologies Corporation (the "Company") through its wholly owned subsidiary corporation, 6327915 CANADA, INC., entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively own 100% 3428249 CANADA INC. 3428249 CANADA INC. owns 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI."

In consideration for the acquisition of CLI, the Company has paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., three million dollars Canadian (CDN$3,000,000.00) in cash and has issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. In addition, CLI has also entered into an employment agreement with Mr. Jean Talbot, for a minimum term of 18 months, and with Mr. Louis Laframboise for a minimum term of 36 months. Both will remain employees and officers of CLI.

On February 22, 2005 the transactions closed.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 14th 2005, C-Chip Technologies Corporation (the "Company") through its wholly owned subsidiary corporation, 6327915 CANADA, INC., entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively own 100% 3428249 CANADA INC. 3428249 CANADA INC. owns 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI."

In consideration for the acquisition of CLI, the Company has paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., three million dollars Canadian (CDN$3,000,000.00) in cash and has issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. In addition, CLI has also entered into an employment agreement with Mr. Jean Talbot, for a minimum term of 18 months, and with Mr. Louis Laframboise fr a minimum term of 36 months. Both will remain employees and officers of CLI.

On February 22, 2005 the transactions closed.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

On February 14th 2005, C-Chip Technologies Corporation (the "Company") through its wholly owned subsidiary corporation, 6327915 CANADA, INC., entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively own 100% 3428249 CANADA INC. 3428249 CANADA INC. owns 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI."

In consideration for the acquisition of CLI, the Company has paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., three million dollars Canadian (CDN$3,000,000.00) in cash and has issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. In addition, CLI has also entered into an employment agreement with Mr. Jean Talbot, for a minimum term of 18 months, and with Mr. Louis Laframboise for a minimum term of 36 months. Both will remain employees and officers of CLI.

On February 22, 2005 the transactions closed.

ITEM 5.02(b)     DEPARTURE OF CERTAIN OFFICERS AND DIRECTORS

On February 24th, 2005, Ben Leboe, the Company's treasurer and chief financial officer resigned in those positions. Mr. Leboe resigned to pursue a new employment opportunity. At the time of his resignation, Mr. Leboe did not have any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

ITEM 5.02(c) AND (d)     APPOINTMENT OF NEW OFFICERS AND DIRECTORS

Effective February 28, 2005, the Company's board of directors appointed Andre Monette, chief financial officer and treasurer.

From October 2004 to February 14th, 2005, Mr. Monette was unemployed. From January 2004 to September 2004, Mr. Monette was Operational Risk Manager for Caisse de Dépot et Placement du Quebec, a Quebec organization engaged in the capital management business.

From October 2002 to January 2004, Mr. Monette was self-employed. From April 1984 to September 2002, Mr. Monette held various executive management positions with North American subsidiary corporations of Lombard Odier Group, Geneva Switzerland. Lombard Odier Group is a private Swiss bank. During that time, from April, 1984 to September 2002, Mr. Monette also held various executive management positions with Transatlantic Securities Company, Montreal, Quebec. A wholly-owned subsidiary of Lombard Odier Group, Transatlantic Securities Company is a registered broker/dealer and a member of the New York Stock Exchange. Mr. Monette is a Chartered Accountant in Quebec and a Chartered Financial Analyst. Mr. Monette received a Bachelor in Business Administration from Ecole des Hautes Etudes Commerciales de Montreal in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of February, 2005.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis
Stephane Solis
President and Principal Executive Officer